                              PROGRESS ENERGY, INC.
                                 EXHIBIT NO. 12
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
       PREFERRED DIVIDENDS COMBINED AND RATIO OF EARNINGS TO FIXED CHARGES

                                                        ---------------------------------------------------------
                                                                           Years Ended December 31,
                                                        ---------------------------------------------------------

                                                           2001         2000       1999        1998        1997
                                                        ----------    -------    --------    --------    --------
                                                                              (Thousands of Dollars)
Earnings, as defined:
---------------------
  Net income                                            $  541,610    478,361    $379,288    $396,271     382,265
  Fixed charges, as below                                  728,205    296,419     207,210     196,445     203,013
  Income taxes, as below                                  (159,792)   194,625     250,272     249,180     225,491
                                                        ---------------------------------------------------------
    Total earnings, as defined                          $1,110,023    969,405    $836,770    $841,896    $810,769
                                                        ===========   =======    ========    ========    ========
Fixed Charges, as defined:
--------------------------
  Interest on long-term debt                            $  592,477    237,494    $180,676    $169,901    $163,468
  Other interest                                           110,355     45,459      10,298      11,156      18,743
  Imputed interest factor in rentals-charged
    principally to operating expenses                       20,897      8,756      11,517      10,775      11,421
  Preferred dividend requirements of subsidiaries (a)        4,476      4,710       4,719       4,613       9,381
                                                        ---------------------------------------------------------
    Total fixed charges, as defined                     $  728,205    296,419    $207,210    $196,445    $203,013
                                                        ===========   =======    ========    ========    ========
Income Taxes:
-------------
    Income tax expense                                    (151,643)   202,774     258,421     257,494     233,716
    Included in AFUDC - deferred taxes in
      book depreciation                                     (8,149)    (8,149)     (8,149)     (8,314)     (8,225)
                                                        ---------------------------------------------------------
    Total income taxes                                  $ (159,792)   194,625    $250,272    $249,180    $225,491
                                                        ===========   =======    ========    ========    ========

Ratio of Earnings to Fixed Charges                            1.52       3.27        4.04        4.29        3.99

(a)  Presented on a pretax basis based on effective income tax rate

                         CAROLINA POWER & LIGHT COMPANY
                                 EXHIBIT NO. 12
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
       PREFERRED DIVIDENDS COMBINED AND RATIO OF EARNINGS TO FIXED CHARGES

                                                             ---------------------------------------------------------
                                                                                Years Ended December 31,
                                                             ---------------------------------------------------------

                                                               2001        2000        1999         1999        1997
                                                             --------    -------    ---------    ---------    --------

                                                                              (Thousands of Dollars)
Earnings, as defined:
---------------------
  Net income                                                 $364,231    461,028     $382,255     $399,238     388,317
  Fixed charges, as below                                     270,305    248,759      202,491      191,832     193,632
  Income taxes, as below                                      215,084    282,122      250,272      249,180     225,491
                                                             ---------   -------     --------     --------    --------
    Total earnings, as defined                               $849,620    991,909     $835,018     $840,250    $807,440
                                                             =========   =======     ========     ========    ========

Fixed Charges, as defined:
--------------------------
  Interest on long-term debt                                 $245,808    223,562     $180,676     $169,901    $163,468
  Other interest                                               11,333     16,441       10,298       11,156      18,743
  Imputed interest factor in rentals-charged
    principally to operating expenses                          13,163      8,756       11,517       10,775      11,421
                                                             ---------   -------     --------     --------    --------
    Total fixed charges, as defined                          $270,304    248,759     $202,491     $191,832    $193,632
                                                             =========   =======     ========     ========    ========

Earnings Before Income Taxes                                 $579,316    743,150     $632,527     $648,418    $613,808
                                                             =========   =======     ========     ========    ========
Ratio of Earnings Before Income Taxes to Net Income              1.59       1.61         1.66         1.62        1.58

Income Taxes:
-------------
    Income tax expense                                        223,233    290,271      258,421      257,494     233,716
    Included in AFUDC - deferred taxes in
       book depreciation                                       (8,149)   (8,149)      (8,149)      (8,314)     (8,225)
                                                             ---------   -------     --------     --------    --------
    Total income taxes                                       $215,084    282,122     $250,272     $249,180    $225,491
                                                             =========   =======     ========     ========    ========

Fixed Charges and Preferred Dividends Combined:
-----------------------------------------------
  Preferred dividend requirements                            $  2,964      2,966     $  2,967     $  2,967    $  6,052
  Portion deductible for income tax purposes                     (312)      (312)        (312)        (312)       (312)
                                                             ---------   -------     --------     --------    --------
  Preferred dividend requirements not deductible             $  2,652      2,654     $  2,655     $  2,655    $  5,740
                                                             =========   =======     ========     ========    ========

Preferred dividend factor:
--------------------------
    Preferred dividends not deductible times ratio of
      Earnings before income taxes to net income             $  4,217      4,273     $  4,407     $  4,301    $  9,069
    Preferred dividends deductible for income taxes               312        312          312          312         312
    Fixed charges, as above                                   270,305    248,759      202,491      191,832     193,632
                                                             ---------   -------     --------     --------    --------
      Total fixed charges and preferred dividends combined   $274,834    253,344     $207,210     $196,445    $203,013
                                                             =========   =======     ========     ========    ========

Ratio of Earnings to Fixed Charges                               3.14       3.99         4.12         4.38        4.17

Ratio of Earnings to Fixed Charges and Preferred
  Dividends Combined                                             3.09       3.92         4.03         4.28        3.98